                                                                     Exhibit 1.1

                                                                  EXECUTION COPY


                             UNDERWRITING AGREEMENT


                                                     June 13, 2001


Citizens Communications Company
3 High Ridge Park
Stamford, Connecticut 06905

Dear Sirs and Mesdames:

         We (the "REPRESENTATIVES" or the "UNDERWRITERS") understand that Citizens Communications Company, a Delaware corporation (the "COMPANY"), proposes to issue and sell 6 3/4% Equity Units described IN Schedule I hereto (the "EQUITY UNITS").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters listed in Schedule II hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company the numbers of Equity Units set forth opposite their names in Schedule II hereto on the terms set forth in the Prospectus dated May 9, 2001 and the Prospectus Supplement dated June 13, 2001, and in Schedule I hereto.

         The Underwriters will pay for the Equity Units upon delivery thereof at the offices of Simpson Thacher & Bartlett at 10:00 a.m. (New York City time) on June 19, 2001, or at such other time, not later than 5:00 p.m. (New York City time) on June 26, 2001, as shall be designated by the Representatives. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

         All provisions contained in the document entitled Citizens Communications Company -- Underwriting Agreement Standard Provisions (Equity Securities) dated June 13, 2001, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                  Very truly yours,

                                  MORGAN STANLEY & CO. INCORPORATED


                                  Acting severally on behalf of themselves and
                                       the several Underwriters named herein

                                  By:      MORGAN STANLEY & CO. INCORPORATED


                                  By:      /s/  JERRY ELLIOTT
                                       ---------------------------------------
                                         Name: Jerry Elliott
                                         Title: Managing Director


                                  J.P. MORGAN SECURITIES INC.

                                  Acting severally on behalf of themselves and
                                        the several Underwriters named herein

                                  By:      J.P. MORGAN SECURITIES INC.


                                  By:      /s/  JAMES L. STONE
                                       ---------------------------------------
                                         Name: James L. Stone
                                         Title: Managing Director


Accepted:

CITIZENS COMMUNICATIONS COMPANY


By:  /s/ DONALD B. ARMOUR
    ---------------------------------------------
     Name: Donald B. Armour
     Title: Vice President, Finance and Treasurer

                                   SCHEDULE I

Title of Securities:                             6 3/4% Equity Units
Registration Statement:                          Registration Statement No. 333-58044
Number of Underwritten Securities:               16,000,000 Equity Units
Number of Option Securities:                     2,400,000 Equity Units
Price to Public:                                 $25 per Equity Unit
Purchase Price by Underwriters:                  $25 per Equity Unit
Commission Payable to Underwriters:              $0.7500 per Equity Unit
Interest Rate on Senior Note:                    6 3/4% per annum
Specified funds for payment of purchase price:   Federal (same day) funds
Reference Price:                                 $12.10
Threshold Appreciation Price:                    $14.52
Closing Price of Citizens Communications
Company Stock on June 13, 2001:                  $12.10
Payment Dates:                                   February 17, May 17, August 17 and November 17 of each
                                                 year, beginning August 17, 2001
Warrant Settlement Date:                         August 17, 2004
Maturity of Senior Note:                         August 17, 2006
Stock Exchange Listing:                          New York Stock Exchange
Closing Date:                                    June 19, 2001
Name and address of Representatives              Morgan Stanley & Co. Incorporated
                                                 1585 Broadway
                                                 New York, New York  10036

                                                 J.P. Morgan Securities Inc.
                                                 270 Park Avenue
                                                 New York, New York  10017

                                   SCHEDULE II

                                                        NUMBER OF EQUITY UNITS
                      UNDERWRITER                           TO BE PURCHASED
Morgan Stanley & Co. Incorporated...........................   3,175,600
J.P. Morgan Securities Inc..................................   3,175,600
Banc of America Securities LLC..............................   3,175,600
Salomon Smith Barney Inc....................................   3,175,600
Lehman Brothers Inc.........................................     844,800
The Buckingham Research Group                                    169,600
                       Incorporated
Dain Rauscher Incorporated..................................     211,200
First Union Securities, Inc.................................     846,400
Legg Mason Wood Walker, Incorporated........................     169,600
Mizuho International plc....................................     211,200
Robertson Stephens, Inc.....................................     422,400
TD Securities (USA) Inc.....................................     422,400
                                                             -----------
         Total..............................................  16,000,000
                                                             ===========

                         CITIZENS COMMUNICATIONS COMPANY

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                                 (EQUITY UNITS)


                                                     June 13, 2001


         From time to time, Citizens Communications Company, a Delaware corporation (the "COMPANY"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

         The designated securities will consist of Equity Units (the "UNDERWRITTEN SECURITIES"). Each Equity Unit will consist of (a) a warrant, also referred to herein as a stock purchase contract (a "Warrant" or "PURCHASE CONTRACT") under which the holder of the Equity Unit will purchase from the Company on a date specified in the Underwriting Agreement, for an amount in cash equal to the stated amount per Security of $25 (the "STATED AMOUNT"), a number of shares of common stock, par value $.25 per share, of the Company (the "COMMON STOCK"), as set forth in such Warrant, and (b) a Senior Note (a "SENIOR NOTE"). For every 40 Equity Units, 40 Treasury Equity Units ("TREASURY EQUITY UNITS") may be created by substituting U.S. treasury securities for the Senior Notes. Additionally, the Company may issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, at the option of the Underwriters, up to the amount of additional Equity Units (the "OPTION SECURITIES") specified in the Underwriting Agreement. The Underwritten Securities and any Option Securities are herein referred to as the "SECURITIES". In accordance with the terms of a Warrant Agreement (the "WARRANT AGREEMENT" also referred to as the "PURCHASE CONTRACT AGREEMENT"), to be entered into between the Company and The Chase Manhattan Bank, as Warrant Agent (the "WARRANT AGENT"), the holders of the Equity Units will pledge the Senior Notes to The Bank of New York, as Collateral Agent (the "COLLATERAL AGENT"), pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") to be entered into between the Company and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Warrants. The Warrants, the Warrant Agreement and the Pledge Agreement are herein collectively referred to as the "EQUITY UNIT AGREEMENTS". The Senior Notes will be issued pursuant to an Indenture (the "INDENTURE"), between the Company and The Chase Manhattan Bank, as trustee (the "INDENTURE TRUSTEE").

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to Common Stock, common stock warrants, debt securities and debt warrants, units thereof, and certain other securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Equity Units pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Equity Units, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents (other than the Financial Statements contained in the Current Reports on Form 8-K filed on May 7, 2001, February 13, 2001 and November 14, 2000 (exclusive of the pro forma financial information contained therein) (the "Excluded Information") as to which the Company makes no representation) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements in such documents, in light of the circumstances under which they were made, not misleading,
         (ii) the Registration Statement, when it became effective, did not contain, and the Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement (as of its effective date) and the Prospectus (as of the date of the then most recent supplement thereto) complied, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not contain at the time of such amendment, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Indenture Trustee.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company set forth on Schedule 1 attached hereto (each, a "SIGNIFICANT SUBSIDIARY") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary, other than Electric Lightwave, Inc. ("ELI"), of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly, free and clear of all liens, encumbrances, equities or claims; all of the shares of capital stock of ELI that are issued to the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, general principles of equity and an implied covenant of good faith and fair dealing.

                  (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, general principles of equity and an implied covenant of good faith and fair dealing.

                  (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Equity Units, the Treasury Equity Units, the Senior Notes, the Warrants, the Warrant Agreement, the Remarketing Agreement and the Pledge Agreement, as applicable, (collectively, the "TRANSACTION DOCUMENTS") will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such violation, default, lien, charge, or encumbrance would not have a material adverse effect on the consolidated financial position, results of operations or business of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); (ii) contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) result in the violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under any of the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Equity Units and except where any such violation or failure to obtain a consent or other approval would not cause a Material Adverse Effect or prevent the consummation of the transaction contemplated hereby.

                  (h) Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

                  (i) Since the date as of which information is given in the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof) and as of the date of the Underwriting Agreement, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Company or any of its subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, or any redemption in respect thereof, except that capital stock may have changed due to the exercise of stock options in the ordinary course of business.

                  (j) There are (i) no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                  (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and did not and, as supplemented will not contain at the time of such supplement, any untrue statement of a material fact or omit to state a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) The Company is not and, after giving effect to the offering and sale of the Equity Units and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company controlled by an investment company as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (m) The Company is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "PUBLIC UTILITY HOLDING COMPANY ACT"), and the rules and regulations of the Commission thereunder.

                  (n) The Company and its subsidiaries (i) are, to the Company's best knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are, to the Company's best knowledge, in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

                  (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), which would have a Material Adverse Effect.

                  (p) KPMG LLP are independent certified public accountants with respect to the Company and its subsidiaries and, to the best of the Company's knowledge, Arthur Andersen LLP are independent certified public accountants with respect to GTE Minnesota Inc., Frontier Incumbent Local Exchange Carrier Businesses and Qwest Communications International Inc. and PricewaterhouseCoopers LLP are independent certified public accountants with respect to Frontier Incumbent Local Exchange Carrier Businesses each (i) as required by the Securities Act and the rules and regulations of the Commission thereunder and (ii) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder. The historical and pro forma financial statements (including the related notes) contained or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted); such financial statements (other than the Excluded Information as to which the Company makes no representation) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained or incorporated by reference in the Prospectus (other than the Excluded Information as to which the Company makes no representation) is derived from the accounting records of the Company and its subsidiaries and fairly present in all material respects the information purported to be shown thereby. The other historical and pro forma financial and statistical information and data included in the Prospectus (other than the Excluded Information as to which the Company makes no representation) are, in all material respects, fairly presented.

                  (q) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course in each case where such revocation, modification or failure of renewal would have a Material Adverse Effect.

                  (r) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (s) The shares of Common Stock outstanding prior to the issuance of the Equity Units have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.

                  (t) The shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Warrants have been duly and validly authorized and reserved for issuance; such shares of Common Stock, when issued and delivered in accordance with the provisions of the Equity Unit Agreements, will be validly issued, fully paid and non-assessable; and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

                  (u) The shares of Common Stock outstanding prior to the issuance of the Equity Units are, and upon issuance the shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Warrants will be, listed on the New York Stock Exchange.

                  (v) The Equity Units and the Equity Unit Agreements have been duly authorized and, at the Closing Date or, in the case of Option Securities and Warrants constituting part of the Option Securities, the Option Closing Date (as defined herein), will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties thereto other than the Company, the Equity Unit Agreements will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and Federal or state securities law limitations on indemnification and contribution (the "ENFORCEABILITY EXCEPTIONS"); PROVIDED, HOWEVER, that upon the occurrence of a Termination Event (as defined in the Warrant Agreement) due to a bankruptcy filing by or against the Company,(a) Section 365(e)(1) of the United States Bankruptcy Code (11 U.S.C. Sections 1101-1330, as amended) should not substantively limit the provisions of
         Section 5.07 of the Warrant Agreement that require termination of Warrants and the rights and obligations of the holders thereof to purchase shares of Common Stock, and (b) Section 541 of the Bankruptcy Code should not substantively limit the provisions of Section 3.15 of the Warrant Agreement or Section 5.4 of the Pledge Agreement that provide for the release of the Collateral Agent's security interest in
         (1) Treasury Securities (as defined in the Warrant Agreement), (2) the Applicable Ownership Interests (as defined in the Warrant Agreement) of the Treasury Portfolio, or (3) the Senior Notes;

                  (w) The Remarketing Agreement (the "INITIAL REMARKETING AGREEMENT") between Morgan Stanley & Co. Incorporated and the Company and the Supplemental Remarketing Agreement between Morgan Stanley & Co. Incorporated, the Chase Manhattan Bank and the Company (the "SUPPLEMENTAL REMARKETING AGREEMENT" and, together with the Remarketing Agreement, the "REMARKETING AGREEMENT") has been duly authorized by the Company and when executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Remarketing Agreement conforms in all material respects to the description thereof in the Prospectus;

                  (x) The Senior Notes have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent limited by the Enforceability Exceptions; and entitled to the benefits provided by the Indenture.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Equity Units (the "UNDERWRITTEN SECURITIES") set forth in the Underwriting Agreement opposite its name at $25 per Equity Unit (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, any or all of the Option Securities at the Purchase Price. If the Representatives, on behalf of the Underwriters, elects to exercise such option, it shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such Option Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Option Securities may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Securities. If any Option Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Optional Securities to be purchased as the number of Underwritten Securities set forth in the Underwriting Agreement opposite the name of such Underwriter bears to the total number of Underwritten Securities.

         The Company hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the Company will not, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Equity Units, Warrants or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Equity Units, Warrants or Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Units, Warrants or Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Units, Warrants or Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Equity Units or Warrants (or the securities underlying either thereof) to be issued in the transactions contemplated hereby, (B) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company's existing stock option, employee benefit or dividend reinvestment plans (as described in the Prospectus), (C) the issuance by the Company of shares of Common Stock in certain private sales (as described in the Prospectus), (D) the issuance by the Company of 17,500,000 of Common stock concurrent with the offering of the Equity Units (as described in the Prospectus).

         3. TERMS OF PUBLIC OFFERING. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Equity Units as soon after this Agreement has become effective as in the Representatives' judgment is advisable. The Company is further advised by the Representatives that the Equity Units are to be offered to the public initially at $25 per Equity Unit (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at the Public Offering Price.

         As compensation to the Underwriters for their commitments hereunder, the Company hereby agrees to pay at the Closing Date to the Representatives for the accounts of the several Underwriters a commission in the amount per Security set forth in the Underwriting Agreement (the "UNDERWRITING COMMISSION").

         4. PAYMENT AND DELIVERY. Payment for the Underwritten Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery to the Representatives of the certificates for such Underwritten Securities for the respective accounts of the several Underwriters, or delivery to a securities intermediary designated by you of such certificates and crediting to your securities account at such securities intermediary for the account of the several Underwriters of security entitlements in respect of the Underwritten Securities, against, in either case, crediting to the securities account of the Collateral Agent of security entitlements in respect of the Senior Notes constituting a part of the Underwritten Securities as set forth in the Pledge Agreement, and payment to the Representatives of the Underwriting Commission with respect to the Underwritten Securities by wire transfer in immediately available funds to an account specified by you to the Company shall be made at the time and date set forth in the Underwriting Agreement. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         Payment for the Option Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery to the Representatives of the certificates for such Option Securities for the respective accounts of the several Underwriters, or delivery to a securities intermediary designated by the Representatives of such certificates and crediting to the Representatives' securities account at such securities intermediary for the accounts of the several Underwriters of security entitlements in respect of such Option Securities, against, in either case, crediting to the securities account of the Collateral Agent of security entitlements in respect of the Senior Notes constituting a part of such Option Securities as set forth in the Pledge Agreement, and payment to the Representatives of the Underwriting Commission with respect to such Option Securities in the manner set forth above shall be made at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 10 business days after the expiration of the Underwriters' option to purchase Option Securities as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         The certificates, if any, for the Equity Units purchased by the Underwriters shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificate, if any, evidencing the Underwritten Securities or Option Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Underwritten Securities or Option Securities to the Underwriters duly paid, against payment of the Purchase Price and the Underwriting Commission with respect to such Equity Units.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change in the
                  condition, financial or otherwise, or in the earnings, business affairs, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Equity Units on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that as of the Closing Date, the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date in all material respects and that the Company has complied with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Winston & Strawn, outside counsel for the Company, dated the Closing Date, substantially to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singularly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) the Company has an authorized capitalization as set forth in the Prospectus;

                  (iii) each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in its jurisdiction of incorporation except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (iv) the Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company have been duly and validly taken;

                  (v) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms;

                  (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Equity Units, the Notes and the Equity Unit Agreements will not contravene any provision of Applicable Law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is set forth as an Exhibit to the Company's then current Annual Report on Form 10-K and any subsequently filed Current Reports on Form 8-K or Quarterly Reports on Form 10-Q or, to the best of such counsel's knowledge, any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Equity Units or the Equity Unit Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Equity Units and except where any such contravention (other than with respect to the certificate of incorporation or by-laws of the Company) or failure to obtain such consent or other approval would not cause a Material Adverse Effect;

                  (viii) the descriptions in the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects; the statements (A) in the Prospectus under the captions "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement", "Certain ERISA Considerations", "Description of the Senior Notes", "Description of Debt Securities", "Description of Capital Stock", "Description of Warrants," "Description of the Equity Units", "Description of the Purchase Contracts", "Plan of Distribution", and Underwriters (B) in the Registration Statement under Item 15, (C) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (D) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents, conclusions or proceedings referred to therein in each case in all material respects, fairly present the information called for with respect to such legal matters, documents, conclusions and proceedings and fairly summarize the matters referred to therein; and after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

                  (ix) the Company is not and, after giving effect to the offering and sale of the Equity Units and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder, without taking into account of any exemption under the Investment Company Act arising out of the number of holders of the Company's securities;

                  (x) the Company is not a "holding company" within the meaning of the Public Utility Holding Company Act and the rules and regulations of the Commission thereunder; and

                  (xi) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement, as of its effective date, and Prospectus, as of the date of the then most recent supplement thereto, (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus, as of the date such opinion is delivered and as supplemented or amended to such date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (xii) The Equity Units and the Equity Unit Agreements have been duly authorized, executed and delivered by the Company and, assuming (A) due execution and delivery of the Warrants and the Warrant Agreement by the Warrant Agent, (B) due execution, delivery and authentication of the Equity Units by the Trustee and upon payment and delivery thereof in accordance with the Underwriting Agreement, and (C) that the Equity Units and the Equity Unit Agreements are the valid and legally binding obligations of the Warrant Agent, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the Warrant Agreement, except as limited by the Enforceability Exceptions; PROVIDED, HOWEVER, that upon the occurrence of a Termination Event (as defined in the Warrant Agreement) due to a bankruptcy filing by or against the Company,(a) Section 365(e)(1) of the United States Bankruptcy Code (11 U.S.C. Sections 1101-1330, as amended) should not substantively limit the provisions of Section 5.07 of the Warrant Agreement that require termination of Warrants and the rights and obligations of the holders thereof to purchase shares of Common Stock, and (b) Section 541 of the Bankruptcy Code should not substantively limit the provisions of Section 3.15 of the Warrant Agreement or Section 5.4 of the Pledge Agreement that provide for the release of the Collateral Agent's security interest in (1) Treasury Securities (as defined in the Warrant Agreement), (2) the

         Applicable Ownership Interests (as defined in the Warrant Agreement) of the Treasury Portfolio, or (3) the Senior Notes;

                  (xiii) The shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Warrants have been duly and validly authorized and reserved for issuance, and such shares of Common Stock, when issued and delivered in accordance with the provisions of the Equity Unit Agreements, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights under Federal or New York law or the Company's certificate of incorporation or by-laws;

                  (xiv) The Senior Notes have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and entitled to the benefits provided by the Indenture.

                  (xv) Subject to the qualifications and limitations stated therein, the statements set forth in the Prospectus under the caption "Material United States Federal Income Tax Consequences" insofar as they purport to constitute summaries of matters of United States federal income tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

                  (xvi) The Remarketing Agreement has been duly authorized, executed and delivered by the Company;

                  (xvii) The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Company a security interest under the New York UCC in the investment property identified on Schedule 1 hereto (the "PLEDGED SECURITIES"). The Collateral Agent will have a perfected security interest in the Pledged Securities for the benefit of the Company under the New York UCC upon delivery to the Collateral Agent for the benefit of the Company in the State of New York of the certificate representing the Pledged Securities in registered form, endorsed to the Collateral Agent or in blank by an effective endorsement or accompanied by undated bond powers with respect thereto duly endorsed to the Collateral Agent or in blank by an effective endorsement. Assuming the Collateral Agent and the Company do not have notice of any adverse claim to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Company free of any adverse claim; and

                  (xviii) The security interest of the Collateral Agent in security entitlements with respect to the Pledged Senior Notes (as defined under the Pledge Agreement) that are from time to time credited to the Collateral Account (as described in Section 4 of the Pledge Agreement) will be perfected, and the Collateral Agent will have "control" (within the meaning of Article 8-106 of the New York UCC) thereof, once the Securities Intermediary has indicated by book entry that such financial assets have been credited to the Collateral Account, provided that, the Securities Intermediary has agreed that it will comply with "entitlement orders" originated by the Collateral Agent without further consent by the "entitlement holder" (as each is defined in Article 8-102(a)(7) and (8) of the New York UCC). Under
         Section 4.3 of the Pledge Agreement, the Securities Intermediary has agreed that it will comply with entitlement orders originated by the Collateral Agent, as the secured party, with respect to the Collateral Account without further consent by the Warrant Agent, which is the entitlement holder with respect to such security entitlements. Under
         Section 8-510 of the New York UCC, assuming that neither the Collateral Agent nor the Company has any notice of any adverse claim to such security entitlements, insofar as Articles 8 and 9 of the New York UCC are applicable thereto, no action based on an adverse claim to such security entitlements, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or the Company. In giving the opinion contained in this paragraph (xviii) such counsel may rely upon the representations of the Securities Intermediary contained in, and assume compliance by the Securities Intermediary with its undertakings set forth in the Pledge Agreement.

                  For purposes of the foregoing opinion, Winston & Strawn may state that (a) "Applicable Law" means only the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Underwriting Agreement, but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation except as specified, and (b) "Governmental Authority" means any New York or federal executive, legislative, judicial administrative or regulatory body.

                  The foregoing opinions may be subject to the following assumptions, qualifications and limitations:

                           (A) The opinions referred to in paragraphs 5(c)(vi)
                  and 5(c)(xiv) above are qualified to the extent that enforceability may be limited by or subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar proceedings, laws or court decisions now or hereafter in effect relating to creditors' rights generally; (ii) the availability of the remedies of specific performance or injunctive relief; (iii) the effect of general principles of equity (whether or not such enforceability is considered in a proceeding in equity or at law) including, without limitation, an implied covenant of good faith, fair dealing and conscionability, and (iv) the possibility that rights as to indemnification and contribution may be limited by applicable law.

                           (B) Such counsel need not express any opinion as to
                  the severability of any provision of the Transaction
                  Documents.

                           (C) The opinions referred to in paragraphs 5(c)(vi),
                  5(c)(xii), 5(c)(xiv), 5(c)(xvii) and 5(c)(xviii) above are subject to (A) the equitable powers of the applicable Bankruptcy Court, including those set forth in
                  Section 105(a) of the Bankruptcy Code, (B) any procedural delays (including delays resulting from the automatic stay under Section 362 of the Bankruptcy Code and efforts seeking to lift the automatic stay) which could affect the timing of the exercise of such rights and remedies, and (C) the further limitation that such counsel expresses no opinion as to whether the Company may have any continuing property interest in the Collateral (as defined in the Pledge Agreement) if, at the time of a Termination Event due to a bankruptcy filing by or against the Company, the holders of Warrants have obligations other than the Obligations secured by, or the Company has rights of offset or recoupment or counterclaims against, the Collateral.

                  With respect to Section 5(c)(xi) above, Winston & Strawn may state that their opinion and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  (d) The Company shall have furnished an opinion of L. Russell Mitten, Vice President and General Counsel of the Company, with respect to FERC and all applicable state utility regulators' orders and/or authorizations necessary to enable the Company to issue the Equity Units, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

                  The opinions described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(v), 5(c)(vi) and 5(c)(viii) (but only as to the statements in the Prospectus under "Description of Debt Securities", "Description of Warrants", "Description of Equity Units", "Description of the Purchase Contracts", "Description of the Senior Notes", "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement", "Underwriters" and "Plan of Distribution") and clauses 5(c)(xi)(B), 5(c)(xi)(C) and 5(c)(xi)(D) above.

                  With respect to clauses 5(c)(xi)(B), 5(c)(xi)(C) and 5(c)(xi)(D) above, Simpson Thacher & Bartlett may state that their opinion and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

                  (f) A written opinion of counsel shall have been furnished to the Underwriters by counsel to The Chase Manhattan Bank, as Warrant Agent, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) The Warrant Agent is duly incorporated as a New
                  York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Warrant Agreement and the Pledge Agreement;

                           (ii) The execution, delivery and performance by the
                  Warrant Agent of the Warrant Agreement and the Pledge Agreement, and the authentication and delivery of the Equity Units and the Treasury Equity Units have been duly authorized by all necessary corporate action on the part of the Warrant Agent, and the Warrant Agreement and the Pledge Agreement have been duly executed and delivered by the Warrant Agent, and constitute the valid and binding agreements of the Warrant Agent, enforceable against the Warrant Agent in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iii) The execution, delivery and performance of the
                  Warrant Agreement and the Pledge Agreement by the Warrant Agent does not conflict with or constitute a breach of the charter or by-laws of the Warrant Agent; and

                           (iv) No consent, approval or authorization of, or
                  registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Warrant Agent of the Warrant Agreement and the Pledge Agreement.

                  (g) A written opinion of Gould & Wilkie LLP, counsel to The Bank of New York, as Collateral Agent, Securities Intermediary and Custodial Agent, shall have been furnished to the Underwriters by such counsel and addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) The Collateral Agent and Securities Intermediary
                  are duly incorporated as New York banking corporations with all necessary corporate power and authority to execute, deliver and perform their obligations under the Pledge Agreement;

                           (ii) The execution, delivery and performance by the
                  Collateral Agent and Securities Intermediary of the Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent and Securities Intermediary. The Pledge Agreement has been duly executed and delivered by the Collateral Agent and the Securities Intermediary, and constitutes the valid and binding agreement of the Collateral Agent and Securities Intermediary, enforceable against the Collateral Agent and Securities Intermediary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                           (iii) The execution, delivery and performance of the
                  Pledge Agreement by the Collateral Agent and Securities Intermediary does not conflict with or constitute a breach of the charter or by-laws of the Collateral Agent and the Securities Intermediary; and

                           (iv) No consent, approval or authorization of, or
                  registration with or notice to, any New York state or federal governmental authority or agency is required for the execution or delivery or as a condition precedent to the performance by the Collateral Agent and the Securities Intermediary of the Pledge Agreement.

                  (h) The Underwriters shall have received on the date of this Agreement (other than from Arthur Andersen LLP with respect to GTE Minnesota Inc.), dated the date of this Agreement, and on the Closing Date, dated the Closing Date, letters, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants listed in Section 1(p) of this Agreement and each of the other accountants listed in Section 1(p) of this Agreement (except for PricewaterhouseCoopers LLP), containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                  (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the directors and certain executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (j) The Equity Units shall have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

         The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as the Representatives may reasonably request, including those set forth above, with respect to the good standing of the Company, the due authorization and issuance of the Option Securities and other matters related to the issuance of the Option Securities.

         6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To advise the Underwriters promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the

         Underwriters promptly of any order preventing or suspending the use of the Prospectus, of any suspension of the qualification of the Equity Units for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Registration Statement or the Prospectus or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) To furnish the Representatives, without charge, one conformed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

                  (c) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Equity Units, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

                  (d) If, during such period after the first date of the public offering of the Equity Units as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (e) To endeavor to qualify the Equity Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

                  (f) To make generally available to the Company's security holders and to the Representatives as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  (g) To assist the Underwriters in arranging for the Equity Units to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

                  (h) To apply the net proceeds from the sale of the Equity Units as set forth in the Prospectus under the heading "Use of Proceeds".

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Equity Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Equity Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Equity Units under state law and all expenses in connection with the qualification of the Equity Units for offer and sale under state law as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Equity Units by the National Association of Securities Dealers, Inc.,
         (vi) any fees charged by the rating agencies for any rating of the Equity Units, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Equity Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution" and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

                  (j) To use its best efforts to effect the listing of the Equity Units and the shares of Common Stock issuable upon settlement of the Warrants on The New York Stock Exchange.

         7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to

         Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Equity Units or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Equity Units (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Equity Units. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Equity Units they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Equity Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and
         (iii) acceptance of and payment for any of the Equity Units.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable to market the Equity Units on the terms and in the manner contemplated in the Prospectus.

         9. DEFAULTING UNDERWRITERS. If, on the Closing Date or the Option Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters' Equity Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters' Equity Units set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters' Equity Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Underwriters' Equity Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Underwriters' Equity Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Equity Units and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Equity Units to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   SCHEDULE I

                        LIST OF SIGNIFICANT SUBSIDIARIES

            Electric Lightwave, Inc.

            Citizens Telecommunications Company of California, Inc.

            Citizens Telecommunications Company

            Citizens Utilities Rural Company, Inc.

            Citizens Telecommunications Company of New York, Inc.

            Citizens Telecommunications Company of Tennessee L.L.C.

            Citizens Telecommunications Company of West Virginia, Inc.

            Citizens Telecommunications Company of the White Mountains, Inc.

            Citizens Directory Services Company, Inc.

            Citizens Utilities Capital L.P.

                                    EXHIBIT A

                            [FORM OF LOCK-UP LETTER]


                                                                          [Date]


Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Salomon Smith Barney Inc
Lehman Brothers Inc.
The Buckingham Research Group Incorporated
Dain Rauscher Incorporated
First Union Securities, Inc.
Legg Mason Wood Walker, Incorporated
Mizuho International plc
Robertson Stephens, Inc.
TD Securities (USA) Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY  10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and J.P. Morgan Securities Inc. ("JPMORGAN") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Citizens Communications Company, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and JPMorgan (the "UNDERWRITERS"), of Equity Units that will include a stock purchase contract under which the holder of the Equity Unit will purchase from the Company shares of the Common Stock, par value $.25 per share of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and JPMorgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Equity Units to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and JPMorgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                     Very truly yours


                                                     ---------------------------
                                                     (Name)


                                                     ---------------------------
                                                     (Address)


                                        2